Exhibit 10.64

RELEASE AND WAIVER OF CLAIMS

In consideration of the payments and other benefits set forth in Section 4.4 of the Executive Employment Agreement dated May 7, 2015, as amended by the First Amendment to Executive Employment Agreement dated May 4, 2017, (the “Employment Agreement”), to which this form is attached, and the payments and other benefits set forth in Exhibit A, attached hereto, I, Brian Beeler, hereby furnish Horizon Therapeutics PLC, and Horizon Therapeutics USA, Inc. (together the “Company”), with the following release and waiver (“Release and Waiver”).

In exchange for the consideration provided to me by the Employment Agreement and Exhibit A that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, Affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring relating to my employment or the termination thereof prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the Illinois Human Rights Act, the Illinois Equal Pay Act, the Illinois Religious Freedom Restoration Act, and the Illinois Genetic Information Privacy Act. Notwithstanding the foregoing, this Release and Waiver, shall not release or waive my rights: to indemnification under the articles and bylaws of the Company or applicable law; to payments under Sections 4.4.3(i) and 4.4.4(i) of the
Employment Agreement; under any provision of the Employment Agreement that survives the termination of that agreement; under any applicable workers’ compensation statute; under any option, restricted share or other agreement concerning any equity interest in the Company; as a shareholder of the Company; any payments described in Exhibit A attached to this Release and Waiver; or any other right that is not waivable under applicable law.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. If I am 40 years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; and (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this

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Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired unexercised. If I am less than 40 years of age upon execution of this Release and Waiver, I acknowledge that I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and (c) I have five (5) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier).

I acknowledge my continuing obligations under my Confidential Information and Inventions Agreement dated January 1, 2013. Pursuant to the Confidential Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the payments and other benefits I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with my Confidential Information and Inventions Agreement.

This Release and Waiver (including Exhibit A), the Employment Agreement, the Non-Competition Agreement dated January 6, 2022 and my Confidential Information and Inventions Agreement dated January 1, 2013, constitute the complete, final and exclusive embodiment of the entire agreement between the Company and me, with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company.

Date:	1/6/22

By:	/s/ Brian Beeler
Brian Beeler

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NON-COMPETITION AGREEMENT

In consideration of the payments and other benefits set forth in Section 4.4 of my Executive Employment Agreement dated May 7, 2015, as amended by the First Amendment to Executive Employment Agreement dated May 4, 2017 (the “Employment Agreement”), pursuant to Section 4.4.3(i), I, Brian Beeler, for a period of twelve (12) months following my termination on January 6, 2022 agree not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by me to be adverse or antagonistic to Horizon Therapeutics PLC and Horizon Therapeutics USA, Inc. (together the “Company”), its business or prospects, financial or otherwise, or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates. Notwithstanding the foregoing, I may invest and/or maintain investments in any public or private entity up to an amount of 2% of an entity’s fully diluted shares and on a passive basis.

Date:	January 6, 2022

By:	/s/ Brian Beeler
Brian Beeler

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EXHIBIT A

Separation Benefit Summary

Employee Name: Brian Beeler	Termination Date:	1/6/2022
Job Title: EVP, General Counsel	Service Date:	1/1/2013
Employee Status: Exempt, Full-time	Annual Salary:	$556,094.00

SEPARATION PAY

Number of Months	12	$556,094.00
(paid out as pay continuation, less applicable taxes)

COBRA

Number of Months Eligible - Company Paid Subsidy	18
(February 2022 - July 31, 2023)

2021 ANNUAL CORPORATE BONUS

Company will provide an amount to you equal to your target annual discretionary bonus for the 2021, subject to Board approval at the February 2022 Board Meeting and any Board adjustments made to the Company’s annual discretionary bonuses. Such bonus will be paid in March 2022 at the same time bonuses are paid to other recipients.

EQUITY AWARDS

Continued vesting of previously awarded equity awards (RSUs and PSUs) for 12 months following the termination date, specifically through January 6, 2023. Equity awards, RSUs and PSUs, vesting on January 5, 2022 will vest in the ordinary course of your Continuous Employment prior to the January 6, 2022 termination date.

JMG SERVICES

Services, at Company expense, will continue through
December 31, 2022.

Separation benefits contingent upon the execution and return of the Release and Waiver of Claims and Non-Competition Agreement.

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